UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) September 10, 2007
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

     SECTION 5 — Corporate Governance and Management
     ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Accelerated Vesting of Deferred Compensation Plan Account
     On a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 14, 2007, Solectron Corporation (the “Company”) reported that, on September 10, 2007, the Executive Compensation and Management Resources Committee of the Board of Directors (the “Committee”) of the Company approved the termination of the Solectron Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) effective as of September 10, 2007, in anticipation of the pending merger with Flextronics International Ltd. (“Flextronics”).
     As previously reported, all unvested Company contributions allocated to each participant’s account will vest in connection with the termination of the Deferred Compensation Plan. The purpose of this amendment is to report the estimated value of the accelerated vesting of the Company contributions allocated to the account of Warren Ligan, who was inadvertently omitted from the table included in the Form 8-K filed on September 14, 2007.

Estimated Value Of
Name	Accelerated Vesting
Warren Ligan	$42,826.80

     Payment of Mr. Ligan’s account balance will be made in accordance with the terms of the Deferred Compensation Plan.
Payment of Bonuses
     On September 10, 2007, the Committee approved the payment of bonuses under the One Solectron Incentive Compensation Plan (the “Plan”) for the fiscal year ending August 31, 2007. The bonus amount paid to each individual was determined based on revenue, profit before interest and taxes, and cash to cash. The bonuses are as follows:

Name	Bonus Amount
Paul Tufano	$400,000
Doug Britt	$260,000
Todd DuChene	$250,000
Roop Lakkaraju	$205,000
Craig London	$0
Marty Neese	$260,000
Kevin O’Connor	$260,000
Dave Purvis	$125,000
Perry Hayes	$141,723.08
Warren Ligan`	$173,668.86

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Executive Vice President General Counsel & Secretary